EXECUTION

CONSULTING AGREEMENT
THIS CONSULTING AGREEMENT (“Agreement”) is made as of October 26, 2018, by and between Irwin D. Simon (“Simon”), on the one hand, and The Hain Celestial Group, Inc., a Delaware Corporation (the “Company”), on the other hand (each, a “Party”; collectively, the “Parties”):
WHEREAS, pursuant to that certain Succession Agreement dated June 24, 2018 (the “Succession Agreement”), entered into by and between Simon and the Company, Simon agreed to resign from his employment with Hain as its President and Chief Executive Officer as of the Succession Date (as defined in the Succession Agreement);
WHEREAS, the Company wishes to engage Simon, and Simon wishes to be engaged by the Company, as an independent contractor consultant, on the terms and conditions set forth herein, beginning immediately following the Successions Date;
NOW THEREFORE, in consideration of the promises made herein, the Parties hereby agree as follows:
1.Services.
1.1.    The Company hereby offers, and Simon hereby accepts the Company’s offer, to engage Simon as an independent contractor to provide the Services to the Company during the Consultancy Term (as defined in Section 2 below).
As used herein:
“Services” shall mean the services rendered by Simon for or on behalf of the Company relating to (i) assisting with a smooth transition for the Chief Executive Officer of the Company (the “CEO”), as may be requested by the CEO during the Consultancy Term, including personally introducing the CEO to the Company’s material commercial constituents including (a) supplier and customer relationships and (b) lender and banking relationships, and (ii) effectuating a Sale Event of the HPP Business.
“HPP Business” shall mean the operations, assets and business of Hain Pure Protein Corporation (“HPPC”), including each of the Empire Kosher, Plainville and Freebird businesses.
“Sale Event” shall mean the sale or divestiture of (a) the ownership interests of HPP held by the Company or (b) substantially all of the assets of the HPPC Business.
1.2.    Simon shall perform the Services requested by the Company and the CEO from time to time. The Company agrees to provide Simon reasonable, advance notice with respect to any travel or meetings required in furtherance of Simon’s performance of the Services. It is understood and agreed by and between the Parties that during Simon’s engagement, Simon shall not be, nor hold himself out as, an agent, officer, employee or servant of the Company or any of its subsidiaries. Simon agrees that he will use his best efforts in performing the Services.
2.Consultancy Term.
2.1.    Subject to the terms and conditions set forth herein, Simon shall provide the Services to the Company beginning on the business day immediately following the Succession Date (the “Commencement Date”) and continuing until the earliest of (i) the three-month anniversary of the Commencement Date; (ii) Simon’s voluntary termination of his engagement hereunder; and (iii) the termination of Simon’s engagement hereunder for Cause (as defined below in Section 2.3) (the foregoing date, the “Expiration Date”). The period of time beginning on the Commencement Date and ceasing as of the Expiration Date shall be referred to as the “Consultancy Term”.
2.2.    From and after the Expiration Date, Simon shall not be entitled to any further Consulting Fees, or other compensation of any kind with respect to Simon’s engagement under this Agreement, including with respect to any Sale Event. In the event of an Expiration Date caused by either of subsections 2.1(ii) or (iii) above, Simon shall return to the Company that portion of the Consulting Fees paid to Simon by the Company with respect to any period following the Expiration Date.
2.3.    “Cause” shall mean Simon's willful and continued failure to perform his material obligations under this Agreement or the Succession Agreement, which failure continues for a period of 10 days after Simon's receipt of written notice from the Company specifying the details of such alleged failure.
3.Consideration.
3.1.    Consulting Fees. The Company agrees that, as consideration for Simon’s provision of the Services and his other covenants and obligations set forth herein, during the Consultancy Term and ceasing as of the Expiration Date, it shall pay or cause to be paid to Simon consulting fees at a rate of $325,000.00 per month (the “Consulting Fees”), which Consulting Fees shall be paid monthly in advance.
3.2.    No Further Payments. Other than the Consulting Fees, Simon shall not be entitled to any other compensation, payments, reimbursements or other amounts of any kind under the Agreement. By his execution of this Agreement below, Simon agrees that he is not entitled, shall not receive, and waives, forfeits and releases any and all rights to or interest in any payments or other consideration from the Company which otherwise are or could be due and owing with respect to the LTI Awards described in the final row of Exhibit B to the Succession Agreement.
4.Execution of the General Release of Claims.
4.1.    Simon and the Company agree that they shall execute a General Release of Claims attached hereto as Exhibit A on each of the following occasions:

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(i)	concurrent with the execution of this Agreement; and

(ii)	within twenty-one (21) days following the Expiration Date;
provided that, in the case of clause (ii), the Company will execute its release no later than the date that Simon executes his release.
By signing below, each of Simon and Company acknowledges and agrees that the Company considers the agreement to execute, and not revoke, the General Release of Claims pursuant to subsections 4.1(i) and (ii) above to be a material term of this Agreement and that neither would have entered into this Agreement otherwise. Therefore, (1) Simon agrees that in the event he does not, on each such instance, execute and deliver such General Releases of Claims to the Company, the Company shall be relieved of any obligation to make future payments to Simon (a) under this Agreement and (b) in the case of subsection 4.1(i) above, the Succession Agreement as well, and the Company further shall be entitled to repayment of any Consulting Fees previously paid to Simon under this Agreement; provided, however, that in such event, Simon’s covenants and obligations hereunder shall continue in full force and effect, including but not limited to with respect to any General Releases of Claims executed prior thereto; and (2) the Company agrees that in the event it does not, on each such instance, execute and deliver such General Releases of Claims to Simon, Simon’s General Releases of Claims will be void ab initio; provided, however, that in such event, the Company’s covenants and obligations hereunder and under the Succession Agreement shall continue in full force and effect, including but not limited to with respect to any General Releases of Claims executed prior thereto, as if Simon had executed any release required of him. Simon’s General Release of Claims referred to in clause (i) shall serve as the Release of Claims contemplated by Section 3 of the Succession Agreement.
5.Status as an Independent Contractor. The parties agree that, as of the Commencement Date, Simon will no longer be an employee of the Company and the nature of the Services is such that Simon will have a separation from services within the meaning of Section 409A (as defined in the Succession Agreement). The level of bona-fide Services to be provided by Simon during the Consultancy Term will be less than 50% of the average level of services performed by Simon as an employee of the Company prior to the Succession Date, determined in accordance with Section 409A. In performing the Services, Simon shall act solely in the capacity of an independent contractor and not as an agent, employee or servant of the Company (or its subsidiaries, divisions and affiliates); shall not be nor in any way hold himself out as an agent, officer or employee of the Company (or its subsidiaries, divisions and affiliates); and shall not have the authority to act for the Company (or its subsidiaries, divisions and affiliates) or to commit or otherwise obligate any of them with respect to any matter, including without limitation through the execution of any contract or agreement. Because Simon shall be an independent contractor during any Consultancy Term, the Company will not deduct or withhold from any federal, state or local income taxes or Federal Insurance Contributions Act (“FICA”) taxes or any other employment tax, nor will it pay on behalf of Simon any FICA taxes or Federal Unemployment Tax Act taxes or any other employment tax, with respect to the Fees. It will be the sole responsibility of Simon to pay all applicable federal, state and local income taxes and any Self Employment Contribution Act taxes and any other

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employment tax that are owed with respect to the Consulting Fees. Simon shall indemnify and hold harmless the Company (and its subsidiaries, divisions and affiliates) from any and all liability, cost or expense (including without limitation any interest, fine or penalty) incurred or imposed as a result of any failure of Simon to comply with Simon’s obligations set forth in this subsection.

6.Work Product. Simon agrees that all inventions, improvements, technical information and/or data resulting from, related to, and/or created or developed in connection with, his performance of the Services that are created, produced or prepared by him pursuant to this Agreement (the “Work Product”) shall be for the benefit of the Company and shall be the sole property of the Company, and that the Company shall have all rights in such Work Product. Simon hereby assigns all rights, title and interest to the Work Product to the Company. Simon acknowledges that all documents and materials provided by the Company are and shall remain the sole and exclusive property of the Company. Simon agrees that all Work Product and other material delivered or conceived in connection with the Services or that otherwise uses Confidential Information (as defined in Section 12 below) shall be the exclusive property of the Company. Simon agrees to execute assignments and such other documents as are necessary to vest in the Company the entire right, title and interest in and to any such Work Product and to execute any and all applications for patents and registrations for copyright as the Company may request, and to assist the Company in obtaining full patent and copyright protection for such Work Product in those countries designated by the Company.
7.No Benefits. As contemplated by the Succession Agreement, for the duration of the Consultancy Term and until the first anniversary of end thereof, the Company will provide Simon with an Administrative Assistant consistent with current practice to facilitate the performance of the Services and the transition of the Chief Executive Officer position. In addition, the Company agrees that Simon shall continue to have use of his Company email through the later of December 31, 2018 and the Expiration Date, and that he shall be provided a reasonable period of time, but no later than the Succession Date, to remove his personal files and possessions from the Company’s offices. Simon understands and agrees that, as an independent contractor during the Consultancy Term, he shall not be entitled to, and shall make no claim to, any rights or fringe benefits offered to employees of the Company or any of its parents, subsidiaries, divisions and/or affiliates, including but not limited to any retirement, savings, health, medical, welfare, life insurance, disability, vacation, stock purchase, stock option or other benefit plans or programs maintained for employees by or on behalf of the Company or its parents, subsidiaries, divisions and/or affiliates. Nothing, however, shall limit any such benefits Simon is entitled to pursuant to Sections 3(b), 3(c), 5 and 6 of the Succession Agreement.
8.No Joint Venture. Any engagement by Simon as an independent contractor under this Agreement shall not be construed as creating a partnership or joint venture between the Parties or as vesting any other form of legal association that would impose liability upon one party for the act or failure to act of the other party.
9.Services to Others. During the Consultancy Term, Simon shall not be restricted from performing services for, or being employed, by such third-parties, so long as such services (i) do not interfere in any way with Simon’s provision of the Services or Simon’s other obligations

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as set forth herein and (ii) are consistent with, and do not violate, Simon’s obligations and covenants pursuant to the restrictive covenants in accordance with Section 10 hereof.
10.Restrictive Covenants & Continuing Obligations. Simon acknowledges and agrees that his continuing obligations and covenants set forth in and/or reaffirmed in the Succession Agreement, including without limitation Sections 7, 8, 15 and 16 thereof, shall continue in full force and effect upon the terms set forth therein, except that Simon’s obligations under Section 6(c) of the Employment Agreement as reaffirmed in the Succession Agreement shall commence as of the Expiration Date. The Company acknowledges and agrees that, to the extent that any amounts under the Succession Agreement are not paid or settled as of the Release Date, the Company shall, if requested by Simon, deposit funds sufficient to satisfy such amounts in full in an irrevocable trust for the benefit Simon pursuant to which such amount will be delivered to Simon on the relevant payment date (giving effect to Section 14 of the Succession Agreement), subject only to the Company’s prior insolvency (within the meaning of, and in compliance with the requirements of, Rev. Proc. 92-64, 1992-2 C.B. 422.). The provisions of such trust will comply with this Section 10 and be mutually satisfactory to Simon and the Company, with time being of the essence.
11.Reimbursement of Costs and Expenses; Legal Fees. The Company will reimburse Simon for all documented and reasonable out-of-pocket expenses he incurs at the request of the Company in connection with Simon’s provision of the Services during the Consultancy Term. Additionally, the Company shall pay Simon’s reasonable legal fees in connection with the negotiation of this Agreement, subject to provision of appropriate invoices and not to exceed $50,000.00 in the aggregate.
12.Entire Agreement. This Agreement, in conjunction with the Succession Agreement (subject to the terms and conditions set forth herein, including Section 3.2 hereof), constitutes the entire agreement between Simon and the Company with regard to the subject matter hereof, unless and except as expressly set forth herein. Other than as expressly modified by this Agreement, the Succession Agreement shall continue in full force and effect. In the event that any one or more of the provisions of this Agreement are held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remainder of the Agreement shall not in any way be affected or impaired thereby. No waiver by either party of any breach by the other party of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of any other provision or condition at the time or at any prior or subsequent time.
13.Notices. All notices given hereunder shall be given in writing, shall specifically refer to this Agreement and shall be personally delivered or sent by telecopy, facsimile or other electronic transmission or by registered or certified mail, return receipt requested, at the address set forth below or at such other address as may hereafter be designated by notice given in compliance with the terms hereof:

If to Simon:	To Simon’s address as set forth in the Company’s records.

If to the Company:	The Hain Celestial Group, Inc.
1111 Marcus Avenue
Lake Success, New York 11042
Attn: General Counsel

If notice is mailed, such notice shall be effective upon mailing, or if notice is personally delivered or sent by telecopy, facsimile or other electronic transmission, it shall be effective upon receipt.
14.Choice of Law, Arbitration, Successors & Assigns and Section 409A. Sections 13-16 of the Succession Agreement shall apply to this Agreement as if incorporated herein..
15.No Modification. No waiver or modification of this Agreement or any term hereof shall be binding unless it is in writing and signed by the Parties.
16.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
[Remainder of page left intentionally blank]

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PLEASE READ CAREFULLY. THIS CONSULTING AGREEMENT INCLUDES AN OBLIGATION TO EXECUTE A GENERAL RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

Executed, this 26th day of October, 2018
/s/ Irwin D. Simon
IRWIN D. SIMON

[Signature Page - Consulting Agreement - Simon]

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PLEASE READ CAREFULLY. THIS CONSULTING AGREEMENT INCLUDES AN OBLIGATION TO EXECUTE A GENERAL RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

Executed, this 26th day of October, 2018
THE HAIN CELESTIAL GROUP, INC.

/s/ Andrew R. Heyer
Name: Andrew R. Heyer
TITLE: Lead Director

[Signature Page - Consulting Agreement - Hain]

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EXECUTION

EXHIBIT A

IRREVOCABLE GENERAL RELEASE OF ALL CLAIMS
1.I, Irwin D. Simon, in consideration of and subject to the performance by the Hain Celestial Group, Inc. (together with its subsidiaries, the “Company”), of its material obligations under the Consulting Agreement with the Company dated October 26, 2018 (the “Agreement”) and under the Succession Agreement with the Company dated June 24, 2018, do hereby irrevocably release and forever discharge, as of the date hereof (the “Release Effective Date”), the Company and its affiliates and its and all of their respective present and former directors, officers, agents, representatives, employees, successors, assigns and direct or indirect owners (collectively, the “Released Parties”) to the extent provided below. Defined terms used herein that are not otherwise defined shall have the meanings set forth in the Agreement.
2.I have agreed that I will not receive the payments and benefits specified in Section 3 of the Agreement or Sections 3 and 4 of the Succession Agreement unless I execute this Release of Claims. I also acknowledge and represent that I have received all payments and benefits that I am entitled to receive as of the date hereof from the Company for any reason, other than as provided in the Agreement or the Succession Agreement.
3.Except as provided in Paragraph 5 below, I knowingly and voluntarily (for myself, my heirs, executors, administrators and assigns) irrevocably release and forever discharge the Company and the other Released Parties from any and all claims, lawsuits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date of this General Release) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, may have, which arise out of or are connected with my employment with, or my separation or termination from, the Company (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Civil Rights Act of 1866, as amended; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts, including without limitation the New York WARN statute, the New York Labor Laws and the New York State and New York City Human Rights Laws; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claims arising under or relating to any payment or other rights with respect to the LTI Awards described in the final row of Exhibit B to the Succession Agreement; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters) (all of the foregoing collectively referred to herein as the “Claims”);

provided that the foregoing release shall not extend to, and in no event shall the Claims which are being released hereunder include, (a) any rights to reimbursement or indemnification in my capacity as an officer, director or employee of the Company or any of its Subsidiaries under the governing documents of the Company or such Subsidiary, any agreement with the Company, any insurance policy or applicable law or any claims that are the fault of the Company, other than as a result of my actions or omissions, (b) my rights to payments or benefits due under Sections 3, 10 and 11 of the Agreement and Sections 3, 4, 5, 8(c) and 10 of the Succession Agreement (as clarified by Section 3.2 of the Agreement), or (c) my rights as a stockholder of the Company. In addition, in the event (but only in the event) any Claim is made against me by or on behalf of the Company, nothing herein shall release or in any way limit any counterclaims I may make.
4.I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by Paragraph 3 above.
5.I agree that this Release of Claims does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this Release of Claims.
6.In signing this Release of Claims, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this Release of Claims and that without such waiver the Company would not have agreed to the terms of the Agreement and the Succession Agreement. I further agree that in the event I should bring a Claim seeking damages against the Company, or in the event I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this Release of Claims shall serve as a complete defense to such Claims. I further agree that I am not aware of any pending charge or complaint brought by me or on my behalf against the Company as of the execution of this Release of Claims.
7.I agree that neither this Release of Claims, nor the furnishing of the consideration for this Release of Claims, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.
8.I agree that I will forfeit any and all rights to future payments pursuant to Section 3 of the Agreement and Sections 3 and 4 of the Succession Agreement if I challenge the validity of this Release of Claims. I also agree that if I violate this Release of Claims by suing the Company or the other Released Parties, I will pay all costs and expenses of defending against the suit incurred by the Released Parties, including reasonable attorneys’ fees, and return all payments received by me pursuant to the Agreement and the Succession Agreement.
9.Whenever possible, each provision of this Release of Claims shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Release of Claims is held to be invalid, illegal or unenforceable in any respect under arty applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Release of Claims shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

BY SIGNING THIS RELEASE OF CLAIMS, I REPRESENT AND AGREE THAT:

(a)I HAVE READ IT CAREFULLY;
(b)I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM FOREVER AND IRREVOCABLY GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED; TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;
(c)I VOLUNTARILY CONSENT TO EVERYTHING IN IT;
(d)I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION, I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;
(e) I HAVE SIGNED THIS RELEASE OF CLAIMS KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND
(f)I AGREE THAT THE PROVISIONS OF THIS RELEASE OF CLAIMS MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY A REPRESENTATIVE OF THE COMPANY AND BY ME.

DATE: October 26, 2018
/s/ Irwin D. Simon
Irwin D. Simon

[Signature Page - Release - Simon]

EXHIBIT A

IRREVOCABLE GENERAL RELEASE OF ALL CLAIMS
1.The Hain Celestial Group, Inc. (together with its subsidiaries, the “Company”), in consideration of and subject to the performance by Irwin D. Simon of his material obligations under the Consulting Agreement with the Company dated October 26, 2018 (the “Agreement”) and under the Succession Agreement with the Company dated June 24, 2018, does hereby irrevocably release and forever discharge, as of the date hereof (the “Release Effective Date”), Irwin D. Simon, his spouse, or any of his heirs, executors, administrators or assigns (collectively, the “Released Parties”) to the extent provided below. Defined terms used herein that are not otherwise defined shall have the meanings set forth in the Agreement.
2.The Company agrees that unless it executes and delivers this General Release of Claims to Irwin D. Simon concurrent with its execution page to the Agreement, Irwin D. Simon’s General Release of Claims (substantially identical to this General Release of Claims) shall be void ab initio.
3.The Company (for itself and its affiliates and its and all of their respective present and former directors, officers, agents, representatives, employees, successors, assigns and direct or indirect owners) knowingly and voluntarily irrevocably releases and forever discharges Irwin D. Simon and the other Released Parties from any and all claims, lawsuits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date of this General Release of Claims) and whether known or unknown, suspected, or claimed against Irwin D. Simon or any of the Released Parties which the Company and its affiliates and its and all of their respective present and former directors, officers, agents, representatives, employees, successors, assigns and direct or indirect owners, may have, which arise out of or are connected with Irwin D. Simon’s employment with, or his separation or termination from, the Company (including, for the avoidance of doubt any claim for costs, fees, or other expenses, including attorneys’ fees incurred in such matters) (all of the foregoing collectively referred to herein as the “Claims”); provided that the foregoing release shall not extend to, and in no event shall the Claims which are being released hereunder include, any of the Company’s rights or benefits under the Agreement or the Succession Agreement. In addition, in the event (but only in the event) any Claim is made against the Company by or on behalf of Irwin D. Simon, nothing herein shall release or in any way limit any counterclaims the Company may make.
4.The Company represents that it has made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by Paragraph 3 above.
5.In signing this General Release of Claims, the Company acknowledges and intends that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. The Company expressly consents that this General Release of Claims shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. The Company acknowledges and agrees that this waiver is an essential and material term of this General Release of Claims and that without such waiver Irwin D. Simon would not have agreed to the terms of the Agreement. The Company further agrees that in the event it should bring a Claim seeking damages against Irwin D. Simon, or in the event it should seek to recover against Irwin D. Simon in any Claim brought by a governmental agency on its behalf, this General Release of Claims shall serve as a complete defense to such Claims. The Company further agrees that it is not aware of any pending charge or complaint brought by it or on its behalf against Irwin D. Simon as of the execution of this General Release of Claims.
6.The Company agrees that neither this General Release of Claims, nor the furnishing of the consideration for this General Release of Claims, shall be deemed or construed at any time to be an admission by Irwin D. Simon, any Released Party or itself of any improper or unlawful conduct.
7.The Company agrees that if it violates this General Release of Claims by suing Irwin D. Simon or the other Released Parties, it will pay all costs and expenses of defending against the suit incurred by the Released Parties, including reasonable attorneys’ fees.
8.Whenever possible, each provision of this General Release of Claims shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this General Release of Claims is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release of Claims shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

BY SIGNING THIS GENERAL RELEASE OF CLAIMS, THE COMPANY REPRESENTS AND AGREES THAT:

(a)IT HAS READ THIS GENERAL RELEASE OF CLAIMS CAREFULLY;
(b)IT UNDERSTANDS ALL OF THE TERMS OF THIS GENERAL RELEASE OF CLAIMS AND KNOWS THAT IT IS FOREVER AND IRREVOCABLY GIVING UP IMPORTANT RIGHTS;
(c)IT VOLUNTARILY CONSENTS TO EVERYTHING IN THIS GENERAL RELEASE OF CLAIMS;
(d)IT HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING THIS GENERAL RELEASE OF CLAIMS AND IT HAS DONE SO OR, AFTER

CAREFUL READING AND CONSIDERATION, IT HAS CHOSEN NOT TO DO SO OF ITS OWN VOLITION;
(e)IT HAS SIGNED THIS GENERAL RELEASE OF CLAIMS KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE IT WITH RESPECT TO THIS GENERAL RELEASE OF CLAIMS; AND
(f)IT AGREES THAT THE PROVISIONS OF THIS GENERAL RELEASE OF CLAIMS MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY IRWIN D. SIMON AND A REPRESENTATIVE OF THE COMPANY.

DATE: October 26, 2018
THE HAIN CELESTIAL GROUP, INC.

/s/ Andrew R. Heyer
Name: Andrew R. Heyer
TITLE: Lead Director

[Signature Page - Release - Hain]

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